                                              Exhibit 10(a)

                        AMENDMENT TO
             THE BANK OF NEW YORK COMPANY, INC.
           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          WHEREAS, The Bank of New York Company, Inc.
Supplemental Executive Retirement Plan (the "Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc., effective as of June 9, 1992; and
          WHEREAS, Section 9 of the Plan provides that the Compensation Committee of the Board of Directors may amend the Plan at any time, except in certain respects not material hereto; and
          WHEREAS, the Compensation Committee desires to amend the Plan;
          NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of July 1, 1996:
          1. Section 3 of the Plan is amended by amending the first sentence thereof to read as follows:
     The Committee shall determine in its sole discretion which employees of the Company who are members of the Retirement Plan shall become Participants in the Plan.

          2. Section 4 of the Plan is amended by amending the second paragraph thereof to read as follows:
          The spouse of a Participant whose death occurs while an active employee of the Company shall be entitled to the Benefit provided under the Plan if such spouse is entitled to a benefit under the Retirement Plan.

          3. Section 5(b) of the Plan is amended by amending the second sentence thereof to read as follows:

     If the Committee determines that any other Participant whose employment terminates prior to attaining age 60, other than by reason of death, is entitled to a Benefit under the Plan, the amount thereof shall in the discretion of the Committee be equal to:

               (i)  the amount provided in paragraph (a) of
          this Section, subject to reduction (if any) in accordance with the provisions of the Retirement
          Plan for payment as of such date as determined by the Committee; or

              (ii)  the difference between (x) the sum of
          (1) 1.5% of the Participant's Average Final Salary multiplied by his years of Credited Service prior to January 1, 1976 and (2)(A) 1.65% of the Participant's Average Final Salary multiplied by his years of Credited Service after December 31, 1975, reduced by (B) an amount equal to 1.25% of the Participant's Primary Social Security Benefit multiplied by his years of Credited Service after December 31, 1975 not in excess of 40 years and
          (y) the sum of (1) the annual retirement benefit payable to the Participant under the Retirement Plan at age 60 and (2) the equivalent actuarial value of the Participant's account under the Employee Stock Ownership Plan of The Bank of New York Company, Inc.; based on the date of payment (or commencement of payment) pursuant to
          paragraph   of this Section, such difference
          shall be subject to reduction (if any) in accordance with the provisions of the Retirement Plan as if the Participant had retired thereunder on or after attaining age 55 and, if so determined by the Committee, as if the Participant had completed at least 20 years of Continuous Service.

          4. Section 5(c) of the Plan is amended in its entirety to read as follows:
             (c) Payment of the Benefit to a Participant shall be made in the form of a lump sum, unless the Participant elects in writing in accordance with rules established by the Committee to receive payment in eleven annual installments. Unless the Committee, in its discretion, directs payment at a different time, payment shall be made or commenced within 30 days after:

               (i)  the Participant's termination of
          employment with the Company, if his employment terminates on or after the date he attains age 60, other than by reason of death,

              (ii)  the first day of the month coinciding
          with or following the later of the date the Participant attains age 55 or the date of the Participant's termination of employment, if the Participant is listed on Exhibit A and his employment terminates prior to attaining age 60, other than by reason of death, or

             (iii)  as of such date as determined by the
          Committee, if the Committee determines that a Participant who is not listed on Exhibit A and whose employment terminates prior to attaining age 60, other than by reason of death, is entitled to a Benefit under the Plan.

     A Participant's election must be made prior to the beginning of the year before the year in which the Participant's employment terminates, unless the election is made no later than November 15, 1996. In the event of the Participant's death after installment payments have commenced, the remaining value of the Participant's Benefit shall be paid in a lump sum to the beneficiary or beneficiaries designated by him (or, if no beneficiary is designated or survives the Participant, to the Participant's estate) within 90 days after his death.

          In the event of the Participant's death while an active employee of the Company, payment of a Benefit to a Participant's spouse shall, unless the Committee, in its discretion, directs payment in a different form or at a different time, be made in a lump sum within 30 days after the latest of:

               (i)  the date of the Participant's death, or

              (ii) the date on which benefits are payable to the Participant's spouse under the Retirement Plan.

          Lump sum payments under this paragraph (c) shall be the actuarial equivalent of the Benefit, as determined based on the actuarial assumptions in effect under the Retirement Plan as of the date of payment. Installment payments under this paragraph (c) shall be actuarially equivalent to the lump sum payment of a Benefit, as determined based on the actuarial assumptions referred to in the preceding sentence.

          Notwithstanding anything contained herein to the contrary, in the event of a change of control of the Company (as defined below) (i) the Benefit to a Participant (including any remaining installments) shall be paid in a lump sum and the Committee may not direct that payment be made at a different time and (ii) the Committee may not direct payment of a Benefit to a Participant's spouse in a different form or at a different time. For purposes of this Section, a "change of control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on March 9, 1993, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such change of control shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding The Bank of New York Company, Inc. or any of its sub-sidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of The Bank of New York Company, Inc. or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of The Bank of New York Company, Inc. in substantially the same proportion as their ownership of The Bank of New York Company, Inc., is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of The Bank of New York Company, Inc. representing 25% or more of the combined voting power of the then outstanding securities of The Bank of New York Company, Inc. ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board of Directors of The Bank of New York Company, Inc. as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with The Bank of New York Company, Inc. to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board of Directors of The Bank of New York Company, Inc. or nomination for election by the shareholders of The Bank of New York Company, Inc. was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any
     reason to constitute a majority thereof; or   the
     shareholders of The Bank of New York Company, Inc. approve a merger or consolidation of The Bank of New York Company, Inc. with any other corporation, other than a merger or consolidation which would result in the Voting Securities of The Bank of New York Company, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of The Bank of New York Company, Inc. or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of The Bank of New York Company, Inc. approve a plan of complete liquidation of The Bank of New York Company, Inc. or any agreement for the sale or disposition by The Bank of New York Company, Inc. or all or substantially all of the assets of The Bank of New York Company, Inc.


          IN WITNESS WHEREOF, The Bank of New York Company,
Inc. has caused this Amendment to be executed by its duly
authorized officers this 11th day of June, 1996.
                         ----        ----

                                  /s/ Thomas A. Renyi
                                  -------------------

ATTEST:


/s/ Jacqueline R. McSwiggan
----------------------------
     Assistant Secretary